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                                                                     EXHIBIT 2.5



      THIS NOTE IS A BOOK-ENTRY NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY (AS HEREINAFTER DEFINED) OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN AND IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN AND IN THE INDENTURE.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), TO OUTDOOR SYSTEMS, INC., AS ISSUER, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


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                                                               CUSIP 690057 AE 4


No. R-                                                             $____________

                              OUTDOOR SYSTEMS, INC.

                    8 7/8% SENIOR SUBORDINATED NOTE DUE 2007


            Outdoor Systems, Inc., a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to CEDE & CO. or registered assigns the principal sum of ______________ Dollars, on June 15, 2007.

            Interest Payment Dates: June 15 and December 15, commencing December 15, 1997

            Record Dates: June 1 and December 1

            Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.


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            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                        OUTDOOR SYSTEMS, INC.


                                        By: /s/ William S. Levine
                                           -------------------------------------

                                        By: /s/ Bill M. Beverage
                                           -------------------------------------
                                        [SEAL]


Certificate of Authentication:
This is one of the 8 7/8% Senior
Subordinated Notes due 2007 referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK,
  as Trustee


By:  /s/ Tammy Stegall
   ----------------------------------
      Authorized Signatory


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                              OUTDOOR SYSTEMS, INC.

                    8 7/8% SENIOR SUBORDINATED NOTE DUE 2007



1.    BOOK ENTRY.


      This Note is a book-entry Note registered in the name of a nominee of the Depositary. This book-entry Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances hereinafter described. Unless and until it is exchanged in whole or in part for definitive Notes in certificated form, this book-entry Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

      The Notes represented by this book-entry Note are exchangeable for definitive Notes in certificated form of like tenor as such Notes in denominations of $1,000 and integral multiples thereof only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this book-entry Note or the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Company fails within 90 days thereafter to appoint a successor, (ii) the Company executes and delivers to the Trustee a Company Order that such book-entry Note shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes of such series. Any Notes that are exchangeable pursuant to the preceding sentence are exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the Depositary shall direct. Subject to the foregoing, this book entry Note is not exchangeable, except for a book-entry Note or book-entry Notes of the same principal amount to be registered in the name of the Depositary or its nominee.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

2.    INTEREST.

            Outdoor Systems, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note semiannually on June 15 and December 15 of each year (each an "Interest Payment Date"), commencing on December 15, 1997 at the rate of 8 7/8% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest

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has been paid or, if no interest has been paid, from the date of the original issuance of the Notes.

            The Company shall pay interest on overdue principal, and on overdue premium, if any, and overdue interest, to the extent lawful, at a rate equal to the rate of interest otherwise payable on the Notes.

3.    METHOD OF PAYMENT.

            The Company will pay interest on this Note provided for in Paragraph 2 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the June 1 or December 1 preceding the Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest check to the Holder's registered address.

4.    PAYING AGENT AND REGISTRAR.

            Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as registrar or co-registrar.

5.    INDENTURE; RESTRICTIVE COVENANTS.

            The Company issued this Note under an Indenture dated as of June 23, 1997 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. This
Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

            The Notes are general unsecured obligations of the Company limited to $500,000,000 aggregate principal amount. The Indenture imposes certain restrictions on, among other things, the incurrence of indebtedness, the incurrence of liens and the issuance of capital stock by the Company and its subsidiaries, mergers and sale of assets, the payments of dividends on, or the repurchase of, capital stock of the Company, certain other restricted payments by the Company and its subsidiaries, the creation of subsidiaries, certain transactions with, and investments in, its affiliates.


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6.    SUBORDINATION.

            The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness as defined in the Indenture, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

7.    OPTIONAL REDEMPTION.

            The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after June 15, 2002 at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning on June 15, of each year listed below:

            Year                                            Percentage
            ----                                            ----------
            2002......................................      104.438%
            2003......................................      102.958%
            2004......................................      101.497%
            2005 and thereafter.......................      100.000%

            Notwithstanding the foregoing, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes at any time and from time to time prior to June 15, 2000 at a redemption price equal to 108.875% of the aggregate principal amount so redeemed, plus accrued interest to the redemption date out of the Net Proceeds of one or more Public Equity Offerings; provided, that at least $325.0 million of the principal amount of the Notes originally issued remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 60 days following the closing of any such Public Equity Offering.

8.    NOTICE OF REDEMPTION.

            Notice of redemption will be mailed via first-class mail at least 30 days but not more than 60 days prior to the redemption date to each Holder of Notes to be redeemed at its registered address as it shall appear on the register of the Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.


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9.    OFFERS TO PURCHASE.

            The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Company is also required to make an offer to purchase Notes upon occurrence of a Change of Control in accordance with procedures set forth in the Indenture.

10.   DENOMINATIONS, TRANSFER, EXCHANGE.

            The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

11.   PERSONS DEEMED OWNERS.

            The registered Holder of this Note may be treated as the owner of it for all purposes.

12.   UNCLAIMED MONEY.

            If money for the payment of principal, premium or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

13.   AMENDMENT, SUPPLEMENT AND WAIVER.

            Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Company, the Guarantors and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of Holders, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any Holder.


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14.   SUCCESSOR ENTITY.

            When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor corporation will be released from those obligations.

15.   DEFAULTS AND REMEDIES.

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

16.   TRUSTEE DEALINGS WITH THE COMPANY.

            The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Guarantor or their Affiliates, and may otherwise deal with the Company, any Guarantor or their Affiliates, as if it were not Trustee.

17.   NO RECOURSE AGAINST OTHERS.

            As more fully described in the Indenture, a director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

18.   DEFEASANCE AND COVENANT DEFEASANCE.

            The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth in the Indenture.


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19.   ABBREVIATIONS.

            Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors
Act).

20.   CUSIP NUMBERS.

            Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures, the Company has caused CUSIP Numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.   GOVERNING LAW.

            THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THE INDENTURE AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE.

            THE COMPANY WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE
TO: OUTDOOR SYSTEMS, INC., 2502 N. BLACK CANYON HIGHWAY, PHOENIX, ARIZONA 85009, Attention: Chief Financial Officer.


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
                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

----------------------------------------------------------------
(Insert social security or other identifying number of assignee)




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee)

the within book-entry Note, and all rights thereunder, hereby irrevocably constituting and appointing

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attorney to transfer such security on the books of the Company, with full power of substitution in the premises.

Dated: _______________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within book-entry Note in every particular without alteration or enlargement or any change whatsoever.

                                    GUARANTEE

            Each Guarantor (the "Guarantor", which term includes any successor Person under the Indenture) has unconditionally guaranteed, on a senior subordinated basis, jointly and severally, to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal, and, to the extent permitted by law, interest, and the due and punctual performance of all other Obligations of the Company to the Noteholders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

            The obligations of each Guarantor to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee.

            This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                                    Guarantors:

                                    OUTDOOR SYSTEMS PAINTING, INC.

                                    OS ADVERTISING OF TEXAS PAINTING,
                                      INC.

                                    OS BASELINE, INC.

                                    DECADE COMMUNICATIONS GROUP, INC.

                                    BENCH ADVERTISING COMPANY OF
                                    COLORADO, INC.

                                    NEW YORK SUBWAYS ADVERTISING CO.,
                                      INC.

                                    OS BUS, INC.

                                    OUTDOOR SYSTEMS (NEW YORK), INC.

                                    By:  /s/ William S. Levine
                                         _______________________________________
                                         Name: William S. Levine
                                         Title: Chairman of the Board

                       OPTION OF HOLDER TO ELECT PURCHASE


            If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.24 of the Indenture, check the appropriate box:

            [  ]  Section 4.15         [  ]  Section 4.24


            If you want to have only part of the Note purchased by the Company pursuant to Section 4.15 or Section 4.24 of the Indenture, state the amount you elect to have purchased:


$_________________

Date: ____________


                  Your Signature: ______________________________________________

                  (Sign exactly as your name appears on the face of this Note)




______________________________
Signature Guaranteed